                                                           FOR IMMEDIATE RELEASE


      BERKSHIRE HILLS BANCORP, INC. ANNOUNCES RECORD THIRD QUARTER EARNINGS
                         AND DECLARES QUARTERLY DIVIDEND

       EPS INCREASES 23% OVER THIRD QUARTER 2003; YEAR TO DATE EPS UP 30%

PITTSFIELD, MA - October 27, 2004 - Berkshire Hills Bancorp, Inc. (the "Company"), (AMEX: BHL), the holding company for Berkshire Bank (the "Bank"), today reported net income of $3.0 million, or $0.53 diluted earnings per share, for the quarter ended September 30, 2004 as compared to $2.4 million, or $0.43 diluted earnings per share, for the quarter ended September 30, 2003. Diluted earnings per share for the three months ended September 30, 2004 increased 23.3% compared to the same period in 2003. Net income for the first nine months of 2004 was $8.3 million, or $1.45 diluted earnings per share, as compared to $6.4 million, or $1.12 diluted earnings per share, for the same period last year. Diluted earnings per share for the nine months ended September 30, 2004 increased 29.5% over the same period in 2003.

Commenting on the Company's performance, Michael P. Daly, President and Chief Executive Officer stated, "I am pleased to report another record quarter for the Company. We continue to experience strong organic growth in loans and core deposits and benefit from our productivity initiatives and exceptional credit quality. We are also pleased that our net interest margin responded favorably to the rise in short term interest rates."

Dividend Declared

The Board of Directors declared a quarterly cash dividend of $0.12 per share, payable on November 22, 2004 to stockholders of record at the close of business on November 8, 2004.

Third Quarter Highlights

o Commercial loans increased $8.0 million, or 2.0%, from June 30, 2004.

o Residential loans increased $9.0 million, or 4.1%, from June 30, 2004.

o Consumer loans increased $5.5 million, or 3.2%, from June 30, 2004.

o Core deposits increased $6.2 million, or 1.2%, from June 30, 2004.

o Net interest margin increased 10 basis points as compared to the quarter ended June 30, 2004.


The following table represents a reconciliation of GAAP net income to core net income and EPS. In determining its core net income and earnings per share, the Company excludes net security gains and losses and those items it believes to be non-recurring.


                                                    3Q 2004      2Q 2004     3Q 2003
                                                    -------      -------     -------
                                                 (In thousands, except per share data)
---------------------------------------------------------------------------------------
Net income -GAAP                                    $ 3,007       $ 2,702     $ 2,414
---------------------------------------------------------------------------------------
Plus:
---------------------------------------------------------------------------------------
Non-recurring loss from discontinued operations (1)       -           255           1
---------------------------------------------------------------------------------------
Less:
---------------------------------------------------------------------------------------
Gain on sale of securities, net (2)                     211           256         228
---------------------------------------------------------------------------------------


NET INCOME-CORE                                     $ 2,796       $ 2,701     $ 2,187
---------------------------------------------------------------------------------------
Earnings per diluted share-core                     $  0.49       $ 0. 47     $  0.39
---------------------------------------------------------------------------------------
Average diluted shares outstanding                    5,721         5,725       5,655
---------------------------------------------------------------------------------------

  (1) Represents the operating loss and loss on the sale of EastPoint Technologies, LLC, tax effected using a tax rate of 34.0%.
  (2)    Tax effected using a tax rate of 32.0% for 2004, and 36.0% for 2003.

Financial Condition

Loans increased $22.4 million and $25.6 million from June 30, 2004 and December 31, 2003, respectively. The increase from June 30, 2004 was primarily due to growth of $9.0 million in residential loans, $8.0 million in commercial loans and $5.5 million in consumer loans. The increase in consumer loans was primarily in home equity loans. The growth from December 31, 2003 was primarily due to increases of $41.0 million in commercial loans and $21.3 million in consumer loans, partially offset by the securitization of $38.7 million of one- to four-family fixed rate mortgages during the first quarter of 2004.

Securities decreased a total of $7.7 million from June 30, 2004 and increased $73.9 million from December 31, 2003. The decrease from June 30, 2004 was largely due to a decline in purchase activity in the current quarter as compared to the previous quarter, as the Bank directed cash flows from the securities portfolio and growth in deposits to fund loan growth. The increase from December 31, 2003 included the securitization of $38.7 million of one- to four-family fixed rate mortgages. Security purchases, which occurred primarily in the first quarter of 2004, were made to take advantage of a steep yield curve and were primarily in mortgage-backed securities with durations averaging 3.5 years with limited risk of durations extending, particularly in a rising rate environment.

Borrowings from the Federal Home Loan Bank were $324.8 million at September 30, 2004, an increase of $3.1 million from June 30, 2004. Borrowings were up $73.4 million from December 31, 2003, as the Bank took advantage of the lower cost of borrowings relative to the cost of deposits to fund earning asset growth. Deposits increased $5.7 million from June 30, 2004 and increased $22.9 million from December 31, 2003. Core deposits (represented by demand, NOW, savings and money market accounts) were $528.3 million at September 30, 2004, an increase of $6.2 million, or 1.2%, and $19.4 million, or 3.8%, from June 30, 2004 and December 31, 2003, respectively.

The Company's tangible book value per share at September 30, 2004, June 30, 2004 and December 31, 2003 was $20.89, $19.81 and $19.82, respectively.

Asset Quality

Non-performing loans were $2.7 million, or 0.33% of total loans at September 30, 2004, as compared to $3.2 million, or 0.40%, at June 30, 2004 and December 31, 2003.

Delinquent and non-accrual loans to total loans measured 0.73% at September 30, 2004, as compared to 0.55% and 0.67% at June 30, 2004 and December 31, 2003, respectively. The increase in delinquencies during the third quarter of 2004 was the result of two commercial real estate loan relationships totaling $722,000 at September 30, 2004 and a $600,000 commercial relationship that was paid-off subsequent to September 30, 2004.

Net loan charge-offs totaled $221,000 for the quarter ended September 30, 2004, compared to $129,000 and $903,000 in the second quarter of 2004 and the fourth
quarter  of  2003,  respectively.   An  increase  of

$62,000 in net consumer charge-offs and $30,000 in net commercial charge-offs accounted for the increase from June 30, 2004.

The allowance for loan losses totaled $9.4 million, representing 1.15% of total loans at September 30, 2004, compared to $9.2 million, or 1.16%, of total loans and $9.0 million, or 1.13% of total loans at June 30, 2004 and December 31, 2003, respectively.

Results of Operations

Net interest income was $10.2 million for the third quarter of 2004, an increase of $490,000 and $933,000 compared to the quarters ended June 30, 2004 and September 30, 2003, respectively. Net interest margin was 3.29% for the third quarter of 2004 compared to 3.19% and 3.51% for the second quarter of 2004 and the third quarter of 2003, respectively. The increase in the margin compared to the second quarter of 2004 was primarily attributed to an increase in short term interest rates, primarily the prime rate, and slower prepayment activity in the third quarter on loans and securities. The lower margin for the third quarter of 2004 as compared to a year ago, resulted from the impact of a lower interest rate environment during 2004 and the execution of strategies in 2003, such as the sale and securitization of longer duration fixed-rate residential mortgages, to better position the Bank for a potential rise in interest rates.

The provision for loan losses was $365,000 for the quarter ended September 30, 2004, a decrease of $60,000, or 14.1%, as compared to the quarter ended June 30, 2004, and a decrease of $210,000, or 36.5%, as compared to the same quarter last year. The decrease compared to a year ago was primarily attributed to improved credit quality, primarily in the consumer area, while the decrease compared to the previous quarter was consistent with the decrease in nonperforming loans and a higher allowance for loan losses to nonperforming loans.

Non-interest income was $1.7 million for the quarter ended September 30, 2004, a decrease of $239,000, or 12.2%, compared to the quarter ended June 30, 2004, and a decrease of $186,000, or 9.7%, compared to the quarter ended September 30, 2003. The decrease as compared to the second quarter of 2004 was due to a decrease in annual safe deposit box fees of $102,000, as these fees are largely recorded annually in the second quarter, and a decrease in the net gains on sale of securities of $67,000. Other income declined $51,000 due to a higher level of cash surrender value earned on certain life insurance policies in the previous quarter than in the third quarter. The decrease as compared to the same quarter last year was primarily due to a decrease of $181,000 in loan fees and net loan sales gains due to lower residential loan originations and no loan sales in the third quarter of this year.

Non-interest expense was $7.2 million for the quarter ended September 30, 2004, a $248,000, or 3.6%, increase compared to non-interest expense of $6.9 million for the quarter ended June 30, 2004, and a $308,000, or 4.5%, increase compared to non-interest expense of $6.9 million for the quarter ended September 30, 2003. The increase as compared to the second quarter of 2004 was primarily attributed to higher salaries and benefits expense and higher professional and outside service fees. The increase in salary and benefits was largely associated with certain retirement benefit charges and semi-annual director fees. Also, a decrease in commercial loan originations contributed to a lower level of deferred salary expense, recorded in accordance with Financial Accounting Standards Board No. 91. Higher professional and outside service fees were attributed to cost associated with the compliance with section 404 of Sarbanes Oxley and other risk management initiatives. The increase compared to the same quarter last year was also due to an increase in retirement benefits, director fees and professional services. Increases in depreciation expense and marketing initiatives, partially offset by lower foreclosed real estate and other loan expenses associated with the Bank's automobile repossession and sales activities, also contributed to the increase.

The Company's effective tax rate was 32.0% for the quarters ended September 30, 2004 and June 30, 2004. The Company expects its effective tax rate will be approximately 32.0% for the remainder of 2004.

Michael P. Daly, President and Chief Executive Officer and Wayne F. Patenaude, Senior Vice President, Treasurer and Chief Financial Officer, will host a conference call at 10:00 A.M. (ET) on Thursday, October 28, 2004. This conference call will include forward-looking information and may include other material information. Persons wishing to access the conference call may dial 1-877-407-8035. Materials related to the topics to be discussed in the conference call will be available on the Bank's website, www.berkshirebank.com, beginning at approximately 8:30 A.M. (ET) on October 28, 2004. Replays of the conference call will be available beginning October 28, 2004 at 1:00 P.M. (ET) through November 4, 2004 at 4:00 P.M. (ET) by dialing 1-877-660-6853 and using the access codes of Account #1628 and Conference ID# 118464. If you have difficulty accessing the material, please contact Rose Borotto at 413-236-3144.

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and is the largest banking institution based in western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts with 11 branch offices serving communities throughout Berkshire County, and a representative office and one branch in New York. The Bank is committed to continuing operation as an independent bank, delivering exceptional customer service and a broad array of competitively priced retail and commercial products to its customers.

Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. These risks and uncertainties include, among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and other factors that may be described in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30 and in its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's internet website (www.sec.gov) and to which reference is hereby made. Therefore, actual future results may differ significantly from results discussed in these forward-looking statements.

News Contact:              Wayne F. Patenaude
                           Senior Vice President, Treasurer
                           and Chief Financial Officer
                           413-236-3195


                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Unaudited
                                                                                                         At
------------------------------------------------------------------------------------------------------------------------------------
                                                                                 September 30,         June 30,         December 31,
                                                                                     2004                2004              2003
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                   (In thousands)
ASSETS:
   Cash and due from banks                                                        $   15,908         $   15,981           $ 15,583
   Short term investments                                                              6,689              5,167              1,859
                                                                                  ----------         ----------         ----------
        Total cash and cash equivalents                                               22,597             21,148             17,442
    Securities available for sale, at fair value                                     387,950            394,469            307,425
    Securities held to maturity, at amortized cost                                    26,255             27,435             36,903
    Federal Home Loan Bank stock, at cost                                             16,898             16,898             12,923
    Savings Bank Life Insurance stock, at cost                                         2,043              2,043              2,043
    Loans held for sale                                                                  571                  -                  -
    Loans                                                                            817,805            795,365            792,227
    Allowance for loan losses                                                         (9,392)            (9,248)            (8,969)
                                                                                  ----------         ----------         ----------
             Net loans                                                               808,413            786,117            783,258
    Premises and equipment, net                                                       13,389             13,137             12,626
    Foreclosed real estate, net                                                            -                 25                  -
    Accrued interest receivable                                                        5,400              5,292              5,080
    Goodwill and other intangibles                                                     5,763              5,763             10,233
    Net deferred tax assets                                                            1,505              3,999              1,725
    Bank owned life insurance                                                          8,004              7,912              7,721
    Due from broker                                                                      378                458              7,089
    Other assets                                                                      11,343             11,391             14,080
                                                                                  ----------         ----------         ----------
             TOTAL ASSETS                                                         $1,310,509         $1,296,087         $1,218,548
                                                                                  ==========         ==========         ==========

LIABILITIES AND STOCKHOLDERS' EQUITY:
    Deposits                                                                      $  853,115         $  847,403         $  830,244
    Federal Home Loan Bank advances                                                  324,831            321,722            251,465
    Loans sold with recourse                                                               -                191                473
    Due to broker                                                                          -                  -              5,646
    Accrued expenses and other liabilities                                             4,075              4,716              5,293
                                                                                  ----------         ----------         ----------
             Total liabilities                                                     1,182,021          1,174,032          1,093,121
                                                                                  ----------         ----------         ----------
    Minority interests                                                                     -                  -              2,252

    Stockholders' Equity:
         Preferred stock ($.01 par value; 1,000,000 shares                                 -                  -                  -
          authorized; none issued or outstanding)
         Common stock ($.01 par value; 26,000,000 shares
          authorized; shares issued: 7,673,761 at September 30, 2004,
          June 30, 2004 and December 31, 2003;
          shares outstanding: 5,873,563 at September 30, 2004, 5,871,261
          at June 30, 2004 and 5,903,082 at December 31, 2003)                            77                 77                 77
    Additional paid-in capital                                                        77,154             76,921             75,764
    Unearned compensation                                                             (7,832)            (8,251)            (8,507)
    Retained earnings                                                                 92,469             90,114             86,276
    Accumulated other comprehensive income                                             4,345              1,080              5,559
    Treasury stock at cost (1,800,198 shares at September 30, 2004,
         1,802,500 at June 30, 2004 and 1,770,679 at December 31, 2003)              (37,725)           (37,886)           (35,994)
                                                                                  ----------         ----------         ----------
        Total stockholders' equity                                                   128,488            122,055            123,175
                                                                                  ----------         ----------         ----------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                          $1,310,509         $1,296,087         $1,218,548
                                                                                  ==========         ==========         ==========

                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                             Unaudited
                                                                        Three Months Ended                   Nine Months Ended
                                                                 -----------------------------      -----------------------------
                                                                  Sept. 30,         Sept. 30,        Sept. 30,         Sept. 30,
                                                                    2004              2003             2004              2003
---------------------------------------------------------------------------------------------------------------------------------
                                                                              (In thousands, except per share data)
INTEREST AND DIVIDEND INCOME:
    Bond interest                                                 $ 4,130           $ 1,676          $ 12,116          $  4,799
    Stock dividends                                                   279               269               887               747
    Short-term investment interest                                      6                 5                24               103
    Loan interest                                                  11,131            11,908            32,247            36,249
                                                                 --------           -------          --------          ----------
        TOTAL INTEREST AND DIVIDEND INCOME                         15,546            13,858            45,274            41,898
                                                                 --------           -------          --------          ----------

INTEREST EXPENSE:
    Interest on deposits                                            3,097             3,343             9,209            10,714
    Interest on FHLB advances and other borrowings                  2,207             1,206             5,906             3,362
                                                                 --------           -------          --------          ----------
         TOTAL INTEREST EXPENSE                                     5,304             4,549            15,115            14,076
                                                                 --------           -------          --------          ----------
         NET INTEREST INCOME                                       10,242             9,309            30,159            27,822
PROVISION FOR LOAN LOSSES                                             365               575             1,140             1,685
                                                                 --------           -------          --------          ----------
   NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES              9,877             8,734            29,019            26,137
                                                                 --------           -------          --------          ----------
NON-INTEREST INCOME:
    Customer service fees                                             580               568             1,738             1,743
    Trust Department fees                                             611               573             1,835             1,563
    Loan fees                                                          63               142               245               337
    Gain on sale of securities, net                                   310               356             1,013             1,513
    Gain on sale of loans, net                                          -               102                84               240
    Other  income                                                     162               171               651               352
                                                                 --------           -------          --------          ----------
      TOTAL NON-INTEREST INCOME                                     1,726             1,912             5,566             5,748
                                                                 --------           -------          --------          ----------
NON-INTEREST EXPENSE:
    Salaries and benefits                                           4,195             3,877            12,687            12,577
    Occupancy and equipment                                           997               895             3,030             2,858
    Marketing and advertising                                         207               137               634               379
    Data processing                                                   305               375             1,030               920
    Professional services                                             442               260             1,226               742
    Office supplies                                                   126               146               387               473
    Foreclosed real estate and other loans, net                       150               333               404               740
    Other expenses                                                    759               850             2,279             2,648
                                                                 --------           -------          --------          ----------
      TOTAL NON-INTEREST EXPENSE                                    7,181             6,873            21,677            21,337
                                                                 --------           -------          --------          ----------
      INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES         4,422             3,773            12,908            10,548
    Provision for income taxes                                      1,415             1,358             4,144             4,037
                                                                 --------           -------          --------          ----------
      INCOME FROM CONTINUING OPERATIONS                             3,007             2,415             8,764             6,511
                                                                 --------           -------          --------          ----------
    Loss from discontinued operations                                   -                (1)             (653)             (208)
           (including June 2004 loss on sale of $75,000)
    Income tax benefit                                                  -                 -              (222)              (71)
                                                                 --------           -------          --------          ----------
       NET LOSS FROM DISCONTINUED OPERATIONS                            -                (1)             (431)             (137)
                                                                 --------           -------          --------          ----------
       NET INCOME                                                 $ 3,007           $ 2,414          $  8,333          $  6,374
                                                                 ========           ========         ========          ==========

Earnings per share:
    Basic                                                            0.57              0.46              1.58              1.20
    Diluted                                                          0.53              0.43              1.45              1.12
Weighted average shares outstanding:
    Basic                                                           5,270             5,196             5,284             5,301
    Diluted                                                         5,721             5,655             5,735             5,711



                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                              Unaudited
                                                                                           Quarters Ended
------------------------------------------------------------------------------------------------------------------------------------
                                                                 Sept. 30,       June 30,       Mar. 31,       Dec. 31,    Sept. 30,
                                                                   2004            2004           2004           2003        2003
------------------------------------------------------------------------------------------------------------------------------------
                                                                                   (In thousands, except per share data)
INTEREST AND DIVIDEND INCOME:
    Residential mortgage                                         $ 2,869         $ 2,567        $ 2,986        $ 3,793      $ 4,099
    Commercial real estate                                         3,630           3,389          3,225          2,969        2,760
    Commercial                                                     2,204           2,135          2,226          2,312        2,401
    Indirect auto loans                                            1,695           1,589          1,610          1,665        1,945
    Other consumer                                                   733             697            692            695          703
                                                                --------        --------       --------       --------     ---------
        Total interest on loans                                   11,131          10,377         10,739         11,434       11,908
    Securities                                                     4,289           4,296          4,060          2,905        1,886
    Federal Home Loan Bank                                           120              63            175             65           59
    Short-term investments                                             6               1             16              6            5
                                                                --------        --------       --------       --------     ---------
     TOTAL INTEREST AND DIVIDEND INCOME                           15,546          14,737         14,990         14,410       13,858
                                                                --------        --------       --------       --------     ---------
INTEREST EXPENSE:
    Interest on deposits                                           3,097           3,026          3,088          3,148        3,343
    Interest on FHLB advances and other borrowings                 2,207           1,959          1,740          1,518        1,206
                                                                --------        --------       --------       --------     ---------
      TOTAL INTEREST EXPENSE                                       5,304           4,985          4,828          4,666        4,549
                                                                --------        --------       --------       --------     ---------
      NET INTEREST INCOME                                         10,242           9,752         10,162          9,744        9,309
PROVISION (CREDIT) FOR LOAN LOSSES                                   365             425            350           (225)         575
                                                                --------        --------       --------       --------     ---------
   NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR LOAN LOSSES    9,877           9,327          9,812          9,969        8,734
                                                                --------        --------       --------       --------     ---------
NON-INTEREST INCOME:
    Customer service fees                                            580             634            524            557          568
    Trust Department fees                                            611             648            577            527          573
    Loan fees                                                         63             103             79             49          142
    Gain on sale of securities, net                                  310             377            325          1,564          356
    Net loan sales gains (losses), net                                 -              (6)            90         (2,094)         102
    Loss on impairment of other assets                                 -               -              -           (206)           -
    Other non-interest income                                        162             209            280            303          171
                                                                --------        --------       --------       --------     ---------
      TOTAL NON-INTEREST INCOME                                    1,726           1,965          1,875            700        1,912
                                                                --------        --------       --------       --------     ---------
NON-INTEREST EXPENSE:
    Salaries and benefits                                          4,195           3,890          4,603          3,589        3,877
    Occupancy and equipment                                          997             975          1,059            942          895
    Professional and outside service fees                            442             357            428            485          260
    Marketing and advertising                                        207             270            157            299          137
    Data processing                                                  305             331            394            284          375
    Foreclosed real estate and other loans, net                      150             171             83            307          333
    Other non-interest expense                                       885             939            839          1,000          996
                                                                --------        --------       --------       --------     ---------
      TOTAL NON-INTEREST EXPENSE                                   7,181           6,933          7,563          6,906        6,873
                                                                --------        --------       --------       --------     ---------
      INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES        4,422           4,359          4,124          3,763        3,773
Provision for income taxes                                         1,415           1,402          1,325          1,124        1,358
                                                                --------        --------       --------       --------     ---------
      INCOME FROM CONTINUING OPERATIONS                            3,007           2,957          2,799          2,639        2,415
                                                                --------        --------       --------       --------     ---------
Loss from discontinued operations                                      -            (386)          (267)           (73)          (1)
Income tax benefit                                                     -            (131)           (91)           (25)           -
                                                                --------        --------       --------       --------     ---------
NET LOSS FROM DISCONTINUED OPERATIONS                                  -            (255)          (176)           (48)          (1)
                                                                --------        --------       --------       --------     ---------
      NET INCOME                                                 $ 3,007         $ 2,702        $ 2,623        $ 2,591      $ 2,414
                                                                ========        ========       ========       ========     =========

Basic earnings per share                                         $  0.57         $  0.51        $  0.50        $  0.50      $  0.46
Diluted earnings per share                                       $  0.53         $  0.47        $  0.46        $  0.45      $  0.43
Average shares:
Basic                                                              5,270           5,292          5,285          5,222        5,196
Diluted                                                            5,721           5,725          5,757          5,717        5,655



                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
------------------------------------------------------------------------------------------------------------------------------------
                                                                                             Unaudited
                                                                                    At or For the Period Ended
------------------------------------------------------------------------------------------------------------------------------------
                                                              Sept. 30,      June 30,       Mar. 31,      Dec. 31,       Sept. 30,
NON-PERFORMING ASSETS                                           2004           2004           2004          2003           2003
------------------------------------------------------------------------------------------------------------------------------------
                                                                                          (In thousands)
Non-accrual loans:
    Residential mortgage                                     $     332       $     266    $     341      $     348       $    221
    Commercial real estate                                         614             934          484            496            154
    Commercial                                                   1,463           1,609        1,738          1,887          2,578
    Indirect automobile loans                                      297             350          395            451            696
    Other consumer                                                   8              11           14             17              2
                                                             ---------       ---------    ---------      ---------       --------
        Total non-accrual loans                              $   2,714       $   3,170    $   2,972      $   3,199       $  3,651
Real estate owned ("REO"), net of allowance for losses               -              25           25              -              -
        Total non-performing assets                          $   2,714       $   3,195    $   2,997      $   3,199       $  3,651
Non-performing loans as a percentage of total loans              0.33%           0.40%        0.39%          0.40%          0.46%
Non-performing assets as a percentage of total loans
   and REO                                                       0.33%           0.40%        0.39%          0.40%          0.46%
Non-performing assets to total assets                            0.21%           0.25%        0.24%          0.26%          0.31%

------------------------------------------------------------------------------------------------------------------------------------
PROVISION (CREDIT) AND ALLOWANCE FOR LOAN LOSSES
------------------------------------------------------------------------------------------------------------------------------------
Balance at beginning of period                               $   9,248       $   8,952    $   8,969      $  10,097       $ 10,282
Charge-offs                                                       (447)           (390)        (628)        (1,074)        (1,015)
Recoveries                                                         226             261          261            171            255
                                                             ---------       ---------    ---------      ---------       --------
    Net loan charge-offs                                          (221)           (129)        (367)          (903)          (760)
Provision (credit) for loan losses                                 365             425          350           (225)           575
                                                             ---------       ---------    ---------      ---------       --------
Balance at end of period                                     $   9,392       $   9,248    $   8,952      $   8,969       $ 10,097
                                                             =========       =========    =========      =========       ========

Allowance for loan losses as a percentage of
   non-performing loans                                        346.06%         291.74%      301.21%        280.37%        276.55%
Allowance for loan losses as a percentage of total loans         1.15%           1.16%        1.18%          1.13%          1.26%

------------------------------------------------------------------------------------------------------------------------------------
NET LOAN (CHARGE-OFFS) RECOVERIES
------------------------------------------------------------------------------------------------------------------------------------
Residential mortgage                                         $       -        $      -    $       -      $       -       $      -
Commercial real estate                                               -               -            -              -              -
Commercial loans                                                    (7)             23           96           (110)            21
Consumer loans (1)                                                (214)           (152)        (463)          (793)          (781)
                                                             ---------       ---------    ---------      ---------       --------
         Total                                               $    (221)       $   (129)   $    (367)     $    (903)      $   (760)
                                                             =========       ==========   =========      =========       ========

Net charge-offs as a percentage of total loans                   0.03%           0.02%        0.05%          0.11%          0.09%

------------------------------------------------------------------------------------------------------------------------------------
AVERAGE FICO SCORES OF CONSUMER LOANS (1)                          702             699          695            691            674
------------------------------------------------------------------------------------------------------------------------------------

(1) Consists primarily of automobile loans




           BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                SELECTED FINANCIAL RATIOS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                          Unaudited
                                                                               At or for the three months ended
------------------------------------------------------------------------------------------------------------------------------------
                                                           Sept. 30,      June 30,       Mar. 31,        Dec. 31,        Sept. 30,
                                                             2004           2004           2004            2003            2003
                                                             ----           ----           ----            ----            ----
Performance Ratios (1):
    Return on average assets                                0.92%          0.84%           0.84%           0.86%           0.86%
    Return on average stockholders' equity                  9.71%          8.40%           8.39%           8.49%           8.10%
    Return on average tangible stockholders' equity        10.18%          8.69%           9.14%           9.27%           8.87%
    Net interest margin                                     3.29%          3.19%           3.44%           3.42% (2)       3.51%
    Non-interest income to average assets (3)               0.53% (4)      0.61% (4)       0.60% (4)       0.23% (5)       0.68% (4)
    Non-interest expense to average assets (6)              2.20%          2.15%           2.42%           2.29% (7)       2.44%
    Average earning assets to average assets               95.59%         94.64%          94.46%          94.28%          94.14%
    Efficiency ratio (8)                                   61.60%         61.14%          64.58%          62.86% (9)      63.25%
Capital ratios
    Stockholders' equity to total assets                    9.81%          9.42%          10.12%          10.11%          10.30%
    Tier I capital to average adjusted assets               9.09%          8.98%           8.89%           8.97%           9.36%
    Tier I capital to risk weighted assets                 12.90%         12.77%          12.71%          12.59%          12.51%
    Total capital to risk weighted assets                  14.29%         14.15%          14.15%          14.08%          14.16%
Other data
    Book value per share                                 $  21.87        $ 20.79         $ 21.54         $ 20.86         $ 20.46
    Tangible book value per share                        $  20.89        $ 19.81         $ 19.82         $ 19.13         $ 18.71
    Stock price:
        High                                             $  39.14        $ 37.10         $ 38.61         $ 37.40         $ 33.90
        Low                                              $  35.01        $ 32.69         $ 34.46         $ 33.55         $ 28.10
        Close                                            $  36.95        $ 37.10         $ 34.90         $ 36.20         $ 33.69

----------------------------------
(1) Ratios are annualized.
(2) Excluding the forfeiture of $245,000 in interest income upon the sale of sub-prime automobile loans in December 2003, the net interest margin would have been 3.50%.
(3) Excludes non-interest income from discontinued operations.
(4) Excluding the gain on the sale of securities of $310,355, $377,000, $325,000 and $356,000 in the quarters ended September 2004, June 2004, March 2004 and September 2003, respectively, the ratios would have been 0.44%, 0.49%, 0.50% and 0.55%, respectively.
(5) Excluding the gain on sale of securities of $1.6 million, the $2.2 million loss on the sale of sub-prime automobile loans, and the loss of $206,000 on the impairment of other assets - repossessed vehicle inventory, the ratio would have been 0.51%.
(6) Excludes non-interest expense from discontinued operations.
(7) Excluding $363,000 representing the partial reversal of an $800,000 retirement benefit charge that was recorded in the second quarter of 2003, the ratio would have been 2.41%.
(8) Efficiency ratio is non-interest expenses, less non-recurring items, divided by the total of net interest income, plus non-interest income, less securities gains, less non-recurring items. The ratio excludes discontinued operations.
(9) Excludes the partial reversal of retirement benefit charges of $363,000 from non-interest expenses, $2.2 million of loss on the sale of sub-prime automobile loans, $245,000 in forfeiture of interest income associated with the sale of sub-prime automobile loans and the loss on the impairment of other assets - repossessed vehicle inventory of $206,000.

                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
                                                                   Unaudited
                                                                Quarters Ended

                                          September 30, 2004
--------------------------------------------------------------------------------
                                         Average                       Yield/
                                             Balance      Interest     Rate (1)
--------------------------------------------------------------------------------
                                                       (In thousands)
Earning assets:
Short-term investments                   $     2,192     $      6       1.09%
Securities (2)                               419,474        4,289       4.09%
Federal Home Loan Bank                        16,898          120       2.84%
Loans:
  Residential mortgage                       225,198        2,869       5.10%
  Commercial real estate                     250,323        3,630       5.80%
  Commercial                                 160,129        2,204       5.51%
  Indirect auto loans                        111,117        1,695       6.10%
  Other consumer                              60,627          733       4.84%
                                         -----------     --------
    Total loans                              807,394       11,131       5.51%
                                         -----------     --------
    Total earning assets                   1,245,958     $ 15,546       4.99%
                                                         ========
Other assets                                  57,551
                                         -----------
    Total assets                         $ 1,303,509
                                         -----------
Funding liabilities:

Deposits:
  Non-interest-bearing deposits          $   105,257
  Savings, NOW and money market              425,562          838       0.79%
                                         -----------     --------
    Total core deposits                      530,819          838       0.63%
    Certificates of deposits                 326,411        2,259       2.77%
                                         -----------     --------
    Total deposits                           857,230        3,097       1.45%
                                         -----------     --------
Borrowings:
  Federal Home Loan Bank advances            318,870        2,207       2.77%
                                         -----------     --------
    Total funding liabilities              1,176,100     $  5,304       1.80%
                                                         ========
Other liabilities                              3,540
                                         -----------
    Total liabilities                      1,179,640
Stockholders' Equity                         123,869
                                         -----------
    Total liabilities and  equity        $ 1,303,509
                                         -----------
Net interest income/spread                               $ 10,242       3.19%
                                                         --------
Net interest margin                                                     3.29%


(1) Average yields earned and rates paid are annualized.
(2) Average balances and yields for securities available for sale are based on amortized cost.

                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS

                                                                     Unaudited
                                                                  Quarters Ended

                                                     June 30, 2004
                                         ---------------------------------------
                                            Average                   Yield/
                                            Balance      Interest    Rate (1)
--------------------------------------------------------------------------------
                                                       (In thousands)
Earning assets:
Short-term investments                   $     1,031     $      1     0.39%
Securities (2)                               425,658        4,296     4.04%
Federal Home Loan Bank                        14,925           63     1.69%
Loans:
  Residential mortgage                       216,164        2,567     4.75%
  Commercial real estate                     237,727        3,389     5.70%
  Commercial                                 159,241        2,135     5.36%
  Indirect auto loans                        106,883        1,589     5.95%
  Other consumer                              59,556          697     4.68%
                                         -----------     --------
    Total loans                              779,571       10,377     5.32%
                                         -----------     --------
    Total earning assets                   1,221,185     $ 14,737     4.83%
                                                         ========
Other assets                                  69,166
                                         -----------
    Total assets                         $ 1,290,351
                                         -----------
Funding liabilities:
Deposits:
  Non-interest-bearing deposits          $   102,881
  Savings, NOW and money market              419,222          826     0.79%
                                         -----------     --------
    Total core deposits                      522,103          826     0.63%
    Certificates of deposits                 322,048        2,200     2.73%
                                         -----------     --------
    Total deposits                           844,151        3,026     1.43%
                                         -----------     --------
Borrowings:
  Federal Home Loan Bank advances            310,935        1,959     2.52%
                                         -----------     --------
    Total funding liabilities              1,155,086     $  4,985     1.73%
                                                         ========
Other liabilities                              4,619
                                         -----------
    Total liabilities                      1,159,705
Minority interests                             1,977
Stockholders' Equity                         128,669
                                         -----------
    Total liabilities and  equity        $ 1,290,351
                                         -----------
Net interest income/spread                               $  9,752     3.10%
                                                         --------
Net interest margin                                                   3.19%

(1) Average yields earned and rates paid are annualized.
(2) Average balances and yields for securities available for sale are based on amortized cost.

                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS

                                                                     Unaudited
                                                                  Quarters Ended

                                                     December 31, 2003
                                           -------------------------------------
                                            Average                    Yield/
                                            Balance       Interest    Rate (1)
--------------------------------------------------------------------------------
                                                       (In thousands)
Earning assets:
Short-term investments                   $     2,853     $      6     0.84%
Securities (2)                               314,070        2,905     3.70%
Federal Home Loan Bank                        12,166           65     2.14%
Loans:
  Residential mortgage                       287,518        3,793     5.28%
  Commercial real estate                     193,728        2,969     6.13%
  Commercial                                 167,427        2,312     5.52%
  Indirect auto loans                        103,821        1,665     6.41%
  Other consumer                              57,013          695     4.88%
                                          ----------     --------
    Total loans                              809,507       11,434     5.65%
                                          ----------     --------
    Total earning assets                   1,138,596     $ 14,410     5.06%
                                                         ========
Other assets                                  69,076
                                         -----------
    Total assets                         $ 1,207,672
                                         -----------
Funding liabilities:
Deposits:
  Non-interest-bearing deposits          $    98,392
  Savings, NOW and money market              415,486          814     0.78%
                                          ----------     --------
    Total core deposits                      513,878          814     0.63%
    Certificates of deposits                 321,732        2,334     2.90%
                                          ----------     --------
    Total deposits                           835,610        3,148     1.51%
                                          ----------     --------
Borrowings:
  Federal Home Loan Bank advances            236,534        1,518     2.57%
                                          ----------     --------
    Total funding liabilities              1,072,144     $  4,666     1.74%
                                                         ========

Other liabilities                             11,249
                                         -----------
    Total liabilities                      1,083,393
Minority Interest                              2,261
Stockholders' Equity                         122,018
                                         -----------
    Total liabilities and  equity        $ 1,207,672
                                         -----------
Net interest income/spread                               $  9,744     3.32%
                                                         --------
Net interest margin                                                   3.42%

(1) Average yields earned and rates paid are annualized.
(2) Average balances and yields for securities available for sale are based on amortized cost.

                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS

                                                                     Unaudited
                                                                  Quarters Ended
                                                   September 30, 2003
                                         ---------------------------------------
                                           Average                    Yield/
                                           Balance       Interest    Rate (1)
--------------------------------------------------------------------------------
                                                       (In thousands)
Earning assets:
Short-term investments                   $     2,626     $      5     0.76%
Securities (2)                               220,514        1,886     3.42%
Federal Home Loan Bank                         8,406           59     2.81%
Loans:
  Residential mortgage                       324,272        4,099     5.06%
  Commercial real estate                     177,306        2,760     6.23%
  Commercial                                 169,653        2,401     5.66%
  Indirect auto loans                        104,252        1,945     7.46%
  Other consumer                              54,684          703     5.14%
                                         -----------     --------
    Total loans                              830,167       11,908     5.74%
                                         -----------     --------
    Total earning assets                   1,061,713     $ 13,858     5.22%
                                                         ========
Other assets                                  65,993
                                         -----------
    Total assets                         $ 1,127,706
                                         -----------
Funding liabilities:
Deposits:
  Non-interest-bearing deposits          $    99,351            -
  Savings, NOW and money market              407,451          832     0.82%
                                         -----------     --------
    Total core deposits                      506,802          832     0.66%
    Certificates of deposits                 330,821        2,511     3.04%
                                         -----------     --------
    Total deposits                           837,623        3,343     1.60%
                                         -----------     --------
Borrowings:
  Federal Home Loan Bank advances            165,011        1,206     2.92%
                                         -----------     --------
    Total funding liabilities              1,002,634     $  4,549     1.81%
                                                         ========
Other liabilities                              3,650
                                         -----------
    Total liabilities                      1,006,284
Minority Interest                              2,279
Stockholders' Equity                         119,143
                                         -----------
    Total liabilities and  equity        $ 1,127,706
                                         -----------
Net interest income/spread                               $  9,309     3.41%
                                                         --------
Net interest margin                                                   3.51%

(1) Average yields earned and rates paid are annualized.
(2) Average balances and yields for securities available for sale are based on amortized cost.